Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 26, 2015 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in VMware, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2014.
/s/ PricewaterhouseCoopers LLP
San Jose, California
August 5, 2015